Exhibit 4

[Form of ETRACS Monthly Pay 2xLeveraged Mortgage REIT

ETN due October 16, 2042]

(Face of Security)

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO UBS AG, OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

BY PURCHASING THIS SECURITY, THE HOLDER AGREES TO CHARACTERIZE THIS SECURITY FOR ALL U.S. FEDERAL INCOME TAX PURPOSES AS PROVIDED IN SECTION 9 ON THE FACE OF THIS SECURITY.

THE PERSON MAKING THE DECISION TO ACQUIRE THIS SECURITY SHALL BE DEEMED, ON BEHALF OF ITSELF AND THE HOLDER, BY ACQUIRING AND HOLDING THIS SECURITY OR EXERCISING ANY RIGHTS RELATED THERETO, TO REPRESENT THAT:

(i) THE FUNDS THAT THE HOLDER IS USING TO ACQUIRE THIS SECURITY ARE NOT THE ASSETS OF AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), A PLAN DESCRIBED IN AND SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), A GOVERNMENTAL PLAN SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW THAT IS SIMILAR TO THE PROVISIONS OF SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE, OR AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE “PLAN ASSETS” BY REASON OF DEPARTMENT OF LABOR REGULATION SECTION 2510.3-101, AS MODIFIED BY SECTION 3(42) OF ERISA, OR OTHERWISE; OR

(ii)(A) THE HOLDER WILL RECEIVE NO LESS AND PAY NO MORE THAN “ADEQUATE CONSIDERATION” (WITHIN THE MEANING OF SECTION 408(B)(17) OF ERISA AND SECTION 4975(F)(10) OF THE CODE) IN CONNECTION WITH THE PURCHASE AND HOLDING OF THIS SECURITY;

(B) NONE OF THE PURCHASE, HOLDING OR DISPOSITION OF THIS SECURITY OR THE EXERCISE OF ANY RIGHTS RELATED TO THE SECURITY WILL RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER ERISA OR THE CODE (OR WITH RESPECT TO A GOVERNMENTAL PLAN, UNDER ANY SIMILAR APPLICABLE LAW OR REGULATION); AND (C) NEITHER THE UBS AG NOR ANY OF ITS AFFILIATES IS A “FIDUCIARY” (WITHIN THE MEANING OF SECTION 3(21) OF ERISA OR, WITH RESPECT TO A GOVERNMENTAL PLAN, UNDER ANY SIMILAR APPLICABLE LAW OR REGULATION) WITH RESPECT TO THE PURCHASER OR HOLDER IN CONNECTION WITH SUCH PERSON’S ACQUISITION, DISPOSITION OR HOLDING OF THIS SECURITY, OR AS A RESULT OF ANY EXERCISE BY UBS AG OR ANY OF ITS AFFILIATES OF ANY RIGHTS IN CONNECTION WITH THE SECURITY, AND NO ADVICE PROVIDED BY UBS AG OR ANY OF ITS AFFILIATES HAS FORMED A PRIMARY BASIS FOR ANY INVESTMENT DECISION BY OR ON BEHALF OF SUCH PURCHASER OR HOLDER IN CONNECTION WITH THIS SECURITY AND THE TRANSACTIONS CONTEMPLATED WITH RESPECT TO THIS SECURITY.

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CUSIP No.: 90269A302

ISIN: US90269A3023

UBS AG

MEDIUM-TERM NOTES, SERIES A

$— ETRACS Monthly Pay 2xLeveraged Mortgage REIT ETN due October 16, 2042

The following terms apply to this Security. Capitalized terms that are not defined the first time they are used in this Security shall have the meanings indicated elsewhere in this Security.

Principal Amount: $25.00 per Security; $— aggregate Principal Amount equal to — Securities

Index: Market Vectors® Global Mortgage REITs Index

Initial Trade Date: October 16, 2012

Interest Rate: The principal of this Security shall not bear interest.

Denomination: $25.00 per Security

Payment at Maturity: For each Security, unless earlier redeemed, called or accelerated, the Holder will receive at maturity a cash payment (the “Cash Settlement Amount”) equal to (a) the product of (i) the Current Principal Amount and (ii) the Index Factor as of the last Trading Day in the Final Measurement Period plus (b) the final Coupon Amount if on such last Trading Day the Coupon Ex-Date with respect to the final Coupon Amount has not yet occurred, plus (c) the Stub Reference Distribution Amount as of such last Trading Day, if any, minus (d) the Accrued Fees as of such last Trading Day. If the amount so calculated is less than zero, the payment at maturity will be zero.

Early Redemption: The Holder may, subject to the procedural requirements provided under Section 5 hereof, elect to require the Company to redeem the Holder’s Securities in whole or in part on any Trading Day commencing on October 26, 2012 through and including October 9, 2042, subject to a minimum redemption amount of at least 50,000 Securities. If a call notice has been issued pursuant to Section 6 hereof or if the acceleration has been triggered pursuant to Section 7 hereof, the last Redemption Valuation Date will be the fifth Trading Day prior to the Call Settlement Date or the Acceleration Settlement Date, as applicable. The Holder, upon early redemption, will receive per Security a cash payment (the “Redemption Amount”) on the relevant Redemption Date equal to (a) the product of (i) the Current Principal Amount and (ii) the Index Factor as of the Redemption Valuation Date, plus (b) the Coupon Amount with respect to the Coupon Valuation Date immediately preceding the Redemption Valuation Date if on the Redemption Valuation Date the Coupon Ex-Date with respect to such

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Coupon Amount has not yet occurred, plus (c) the Stub Reference Distribution Amount as of the Redemption Valuation Date, if any, minus (d) the Accrued Fees as of the Redemption Valuation Date, minus (e) the Redemption Fee. If the amount so calculated is less than zero, the payment upon redemption will be zero.

Call Right: In the event the Company exercises its call right (the “Call Right”), the Holder will receive per Security a cash payment (the “Call Settlement Amount”) on the relevant Call Settlement Date equal to (a) the product of (i) the Current Principal Amount and (ii) the Index Factor as of the last Trading Day in the Call Measurement Period, plus (b) the Coupon Amount with respect to the Coupon Valuation Date immediately preceding the Call Valuation Date if on such last Trading Day the Coupon Ex-Date with respect to such Coupon Amount has not yet occurred, plus (c) the Stub Reference Distribution Amount as of such last Trading Day, if any, minus (d) the Accrued Fees as of such last Trading Day. If the amount so calculated is less than zero, the payment upon the Company’s exercise of its Call Right will be zero.

Acceleration upon Minimum Indicative Value: If, at any time, the Indicative Value for the Securities on any Trading Day (1) equals $5.00 or less or (2) decreases 60% from the closing

Indicative Value on the previous Monthly Valuation Date (each such day, an “Acceleration Date”), all issued and outstanding Securities will be automatically accelerated and mandatorily redeemed by the Company (even if the indicative value would later exceed $5.00 or increase from the -60% level on such Acceleration Date or any subsequent Trading Day during the Acceleration Measurement Period) for a cash payment equal to the Acceleration Amount. The “Acceleration Amount” will equal (a) the product of (i) the Current Principal Amount and (ii) the Index Factor as of the last Trading Day in the Acceleration Measurement Period, plus (b) the Coupon Amount with respect to the Coupon Valuation Date immediately preceding the Acceleration Date if on such last Trading Day the Coupon Ex-Date with respect to such Coupon Amount has not yet occurred, plus (c) the Stub Reference Distribution Amount as of such last Trading Day, if any, minus (d) the Accrued Fees as of such last Trading Day.

Calculation Agent: UBS Securities LLC

Defeasance: Neither full defeasance nor covenant defeasance applies to this Security.

Listing: NYSE Arca, Inc.

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VAN ECK ASSOCIATES CORPORATION (“VAN ECK”) AND ITS AFFILIATES DO NOT GUARANTEE THE ACCURACY AND/OR COMPLETENESS OF THE INDEX OR ANY DATA INCLUDED THEREIN AND SHALL NOT HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS, AND MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY OWNERS OF THE SECURITIES OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE SECURITIES. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL VAN ECK OR ANY OF ITS AFFILIATES HAVE ANY LIABILITY FOR ANY LOST PROFITS OR INDIRECT, PUNITIVE, SPECIAL OR CONSEQUENTIAL DAMAGES OR LOSSES, EVEN IF NOTIFIED OF THE POSSIBILITY THEREOF.

OTHER TERMS:

All terms used in this Security that are not defined in this Security but are defined in the Indenture referred to on the reverse of this Security shall have the meanings assigned to them in the Indenture. Section headings on the face of this Security are for convenience only and shall not affect the construction of this Security.

“Acceleration Measurement Period” means the five Trading Days from and including the Acceleration Date, subject to adjustments as provided under Section 3 hereof.

“Acceleration Settlement Date” means the third Trading Day following the last Trading Day of the Acceleration Measurement Period.

“Accrued Fees” means, as of any date of determination, the sum of (i) the Accrued Tracking Fee as of such date and (ii) the Accrued Financing Charge as of such date.

“Accrued Financing Charge” means, per Security:

(1) $0 on the Initial Trade Date;

(2) on the initial Monthly Valuation Date, an amount equal to (a) the aggregate sum of (i) the Financing Level as of each date starting from, but excluding, the Initial Trade Date to, and including, the initial Monthly Valuation Date times (ii) the Financing Rate as of the initial Monthly Valuation Date, divided by (b) 360;

(3) on any subsequent Monthly Valuation Date, an amount equal to (a) the aggregate sum of (i) the Financing Level as of each date starting from, but excluding, the immediately preceding Monthly Valuation Date to, and including, the then current Monthly Valuation Date times (ii) the Financing Rate as of such subsequent Monthly Valuation Date, divided by (b) 360; and

(4) as of the last Trading Day of the Final Measurement Period, the Call Measurement Period or the Acceleration Measurement Period, or as of any Redemption Valuation Date, as applicable, an amount equal to (a) the aggregate sum of (i) the Financing Level as of each date starting from, but excluding, the immediately preceding Monthly Valuation Date (or, if the Redemption Valuation Date falls in the Initial Calendar Month, the Initial Trade Date) to, and including, such last Trading Day in the Final Measurement Period, the Call Measurement Period or the Acceleration Measurement Period, or such Redemption Valuation Date, as applicable, times (ii) the Financing Rate as of such date, divided by (b) 360.

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“Accrued Tracking Fee” means

(1) with respect to the initial Monthly Valuation Date is an amount equal to the product of:

(a) the Annual Tracking Fee as of the initial Monthly Valuation Date and

(b) a fraction, the numerator of which is the total number of calendar days from, but excluding, the Initial Trade Date to, and including, the initial Monthly Valuation Date, and the denominator of which is 365.

(2) with respect to any Monthly Valuation Date other than the Initial Monthly Valuation Date, an amount equal to the product of:

(a) the Annual Tracking Fee as of such Monthly Valuation Date; and

(b) a fraction, the numerator of which is the total number of calendar days from, but excluding, the immediately preceding Monthly Valuation Date to, and including, such Monthly Valuation Date, and the denominator of which is 365.

(3) with respect to the last Trading Day of the Final Measurement Period, the Call Measurement Period or the Acceleration Measurement Period, or as of the Redemption Valuation Date, as applicable, an amount equal to the product of:

(a) the Annual Tracking Fee calculated as of the last Trading Day of the Final Measurement Period, the Call Measurement Period or the Acceleration Measurement Period, or as of the Redemption Valuation Date, as applicable; and

(b) a fraction, the numerator of which is the total number of calendar days from, but excluding, the immediately preceding Monthly Valuation Date to, and including, (i) such last Trading Day of the Final Measurement Period, the Call Measurement Period or the Acceleration Measurement Period, or (ii) such Redemption Valuation Date (or, if the Acceleration Date or Redemption Valuation Date occurs prior to the initial Monthly Valuation Date, the period from, and excluding, the Initial Trade Date), as applicable, and the denominator of which is 365.

“Annual Tracking Fee” means, as of any date of determination, an amount per Security equal to the product of (i) 0.40% per annum and (ii) the Current Indicative Value as of the immediately preceding Trading Day.

“Averaging Date” means each of the Trading Days during the Final Measurement Period, the Acceleration Measurement Period or the Call Measurement Period, as applicable, subject to adjustment as provided under Section 3 hereof.

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“Bloomberg” means Bloomberg L.P. (or any successor).

“Business Day” means any day that is not a Saturday, a Sunday or a day on which banking institutions in The City of New York, generally, are authorized or obligated by law, regulation or executive order to close.

“Calculation Date” means October 7, 2042, unless such day is not a Trading Day, in which case the Calculation Date will be the next Trading Day, subject to adjustment as provided under Section 3 hereof.

“Call Measurement Period” means the five Trading Days from and including the Call Valuation Date, subject to adjustment as provided under Section 3 hereof.

“Call Settlement Date” means at least three, but not greater than six, Trading Days following the last Trading Day in the Call Measurement Period, subject to adjustment as provided under Section 3 hereof.

“Call Valuation Date” will be the fifth Trading Day following the Trading Day on which the call notice is issued.

“Cash Distributions” means ordinary cash dividends or distributions on the Index Constituent Securities, but excludes special cash dividends or distributions.

“Coupon Amount” means an amount in cash equal to the Reference Distribution Amount, calculated as of the corresponding Coupon Valuation Date.

“Coupon Ex-Date” means, with respect to a Coupon Amount, the first Trading Day on which the Securities trade without the right to receive such Coupon Amount.

“Coupon Payment Date” means the 15th Trading Day following each Coupon Valuation Date commencing on November 20, 2012 (subject to adjustment). The final Coupon Payment Date will be the Maturity Date, subject to adjustment as provided under Section 3 hereof.

“Coupon Record Date” means the ninth Trading Day following each Coupon Valuation Date.

“Coupon Valuation Date” means the 30th of each month, and the 28th of February, of each calendar year during the term of the Securities or if such date is not a Trading Day, then the first Trading Day following such date, provided that the final Coupon Valuation Date will be the Calculation Date, subject to adjustment as provided under Section 3 hereof. The first Coupon Valuation Date is expected to be October 30, 2012.

“Current Indicative Value” means, as determined by the Calculation Agent as of any date of determination, an amount per Security equal to the product of (i) the Current Principal Amount and (ii) the Index Factor as of such date, calculated using the Index Closing Level on such date as the Index Valuation Level.

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“Current Principal Amount” means, for the period from the Initial Trade Date to March 31, 2012 (the “Initial Calendar Month”), $25.00 per Security. For each subsequent calendar month, the Current Principal Amount for each Security will be reset as follows on the Monthly Reset Date:

New Current Principal Amount = previous Current Principal

Amount × Index Factor on the applicable Monthly Valuation

Date – Accrued Fees on the applicable Monthly Valuation Date

“Default Amount” means, on any day, an amount in U.S. dollars equal to the cost of having a Qualified Financial Institution (selected as provided below) expressly assume the due and punctual payment of the principal of this Security, and the performance or observance of every covenant hereof and of the Indenture on the part of the Company to be performed or observed with respect to this Security (or to undertake other obligations providing substantially equivalent economic value to the Holder of this Security as the Company’s obligations hereunder). Such cost will equal (i) the lowest amount that a Qualified Financial Institution would charge to effect such assumption (or undertaking), plus (ii) the reasonable expenses (including reasonable attorneys’ fees) incurred by the Holder of this Security in preparing any documentation necessary for such assumption (or undertaking). During the Default Quotation Period, each Holder of this Security and the Company may request a Qualified Financial Institution to provide a quotation of the amount it would charge to effect such assumption (or undertaking) and notify the other in writing of such quotation. If the Company or any Holder obtains a quotation, it must notify the other party in writing of the quotation. The amount referred to in clause (i) of this paragraph will equal the lowest (or, if there is only one, the only) quotation so obtained, and as to which notice is so given, during the Default Quotation Period; provided that, with respect to any quotation, the party not obtaining such quotation may object, on reasonable and significant grounds, to the effectuation of such assumption (or undertaking) by the Qualified Financial Institution providing such quotation and notify the other party in writing of such grounds within two Business Days after the last day of the Default Quotation Period, in which case such quotation will be disregarded in determining the Default Amount.

“Default Quotation Period” shall be the period beginning on the day the Default Amount first becomes due and payable and ending on the third Business Day after such due date, unless no such quotation is obtained, or unless every such quotation so obtained is objected to within five Business Days after such due date as provided above, in which case the Default Quotation Period will continue until the third Business Day after the first Business Day on which prompt notice of a quotation is given as provided above, unless such quotation is objected to as provided above within five Business Days after such first Business Day, in which case, the Default Quotation Period will continue as provided in this sentence. Notwithstanding the foregoing, if the Default Quotation Period (and the subsequent two Business Day objection period) has not ended prior to the Calculation Date, then the Default Amount will equal the Principal Amount.

“ex-dividend date” means, with respect to a distribution on an Index Constituent Security, the first Business Day on which transactions in such Index Constituent Security trade on the Primary Exchange without the right to receive such distribution.

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“Final Measurement Period” means the five Trading Days from and including the Calculation Date, subject to adjustment as provided under Section 3 hereof.

“Financing Level” means, as of any date of determination, an amount equal to the Current Principal Amount.

“Financing Rate” means an amount equal to the sum of (a) 0.40% per annum and (b) the London interbank offered rate (British Banker’s Association) for three-month deposits in U.S. Dollars, which is displayed on Reuters page LIBOR01 (or any successor service or page for the purpose of displaying the London interbank offered rates of major banks, as determined by the Calculation Agent), as of 11:00 a.m., London time, on the day that is two London Business Days prior to the immediately preceding Monthly Valuation Date.

“Index Calculation Agent” means the entity that calculates and publishes the level of the Index, which is currently Structured Solutions AG.

“Index Closing Level” means the closing level of the Index as reported on Bloomberg and Reuters; provided, however, that if the closing level of the Index as reported on Bloomberg differs from the closing level of the Index as reported on Reuters, then the Index Closing Level will be the closing level of the Index as calculated by the Index Calculation Agent.

“Index Constituents” means the companies issuing the Index Constituent Securities.

“Index Constituent Securities” means the equity securities constituting the Index.

“Index Factor” means an amount equal to 1 + (2 × Index Performance Ratio).

“Index Performance Ratio” as of the last Trading Day in the Final Measurement Period, the Acceleration Measurement Period or the Call Measurement Period, or on any Monthly Valuation Date or any Redemption Valuation Date, as applicable, will be:

Index Valuation Level – Monthly Initial Closing Level

Monthly Initial Closing Level

“Index Sponsor” means Market Vectors® Index Solutions GmbH.

“Index Valuation Level” means, as determined by the Calculation Agent, the arithmetic mean of the Index Closing Levels measured on each Trading Day during the Final Measurement Period, the Acceleration Measurement Period or the Call Measurement Period, or the Index Closing Level on any Monthly Valuation Date or any Redemption Valuation Date, provided that if the Redemption Valuation Date falls in the Call Measurement Period, Acceleration Measurement Period or the Final Measurement Period, for the purposes of calculating the Index Performance Ratio as of the Redemption Valuation Date, the Index Valuation Level on any date of determination during the Call Measurement Period, Acceleration Measurement Period or Final Measurement Period shall equal (a) 1/5 times (b)

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(i) the sum of the Index Closing Levels on each Trading Day from and including the Call Valuation Date, Acceleration Date or Calculation Date, as applicable, to but excluding the date of determination, plus (ii) the number of Trading Days from and including the date of determination to and including the last Trading Day in the Call Measurement Period, Acceleration Measurement Period or Final Measurement Period, as applicable, times the Index Closing Level on such date of determination.

“Indicative Value” means the value of this Security at a given time and date equal to (i) Current Principal Amount multiplied by the Index Factor calculated using the Intraday Indicative Value of the Index as of such time as the Index Valuation Level, plus (ii) assuming such time and date is the Redemption Valuation Date, the Coupon Amount with respect to the Coupon Valuation Date if on such Redemption Valuation Date the Coupon Ex-Date with respect to such Coupon Amount has not yet occurred; plus (iii) the Stub Reference Distribution Amount, if any, as of such time and date, assuming such time and date is the Redemption Valuation Date, minus (iv) the Accrued Fees as of such time and date, assuming such time and date is the Redemption Valuation Date, as calculated by the Index Calculation Agent and published by Bloomberg (based in part on information provided by the Index Calculation Agent) under the symbol “MORLIV”.

“Intraday Indicative Value of the Index” means the value, as calculated by the Index Calculation Agent, of the Index, as published by Bloomberg under the symbol “MVMORT” and by Reuters under the symbol “.MVMORT”.

“London Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in London generally are authorized or obligated by law, regulation or executive order to close and is also a day on which dealings in U.S. dollars are transacted in the London interbank market.

“Market Disruption Event” means, with respect to the Index, any of the following, in each case as determined by the Calculation Agent in its sole discretion:

(a) suspension, absence or material limitation of trading in a material number of the Index Constituent Securities for more than two hours or during the one-half hour before the close of trading in the applicable market or markets;

(b) suspension, absence or material limitation of trading in option or futures contracts relating to the Index or to a material number of Index Constituent equity interests in the primary market or markets for those contracts for more than two hours of trading or during the one-half hour before the close of trading in that market;

(c) the Index is not published; or

(d) in any other event, if the Calculation Agent determines in its sole discretion that the event materially interferes with the Company’s ability or the ability of any of the Company’s affiliates to unwind all or a material portion of a hedge with respect to the Securities that the Company or the Company’s affiliates have effected or may effect.

The following events will not be Market Disruption Events with respect to the Index:

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(a) a limitation on the hours or numbers of days of trading, but only if the limitation results from an announced change in the regular business hours of the relevant market; or

(b) a decision to permanently discontinue trading in the option or futures contracts relating to the Index or any Index Constituent equity interests.

For this purpose, an “absence of trading” in the primary securities market on which option or futures contracts related to the Index or any Index Constituent equity interests are traded will not include any time when that market is itself closed for trading under ordinary circumstances.

“Maturity Date” means the third Trading Day following the last Trading Day in the Final Measurement Period, which is scheduled to be October 16, 2042, unless that day is not a Trading Day, in which case the Maturity Date will be the next following Trading Day, subject to adjustments as provided under Section 3 hereof.

“Monthly Initial Closing Level” means, for the Initial Calendar Month, [—], the Index Closing Level on October 16, 2012. For each subsequent calendar month, the Monthly Initial Closing Level on the Monthly Reset Date will equal the Index Closing Level on the Monthly Valuation Date for the previous calendar month.

“Monthly Reset Date” means, for each calendar month, the first Trading Day of that month beginning on November 1, 2012 and ending on October 1, 2042, subject to adjustment as provided under Section 3 hereof; provided, however, that no Monthly Reset Date will occur on or after the Call Valuation Date or the Acceleration Date.

“Monthly Valuation Date” means, for each Monthly Reset Date, the last Trading Day of the previous calendar month beginning on October 31, 2012 and ending on September 30, 2042, subject to adjustment as provided under Section 3 hereof.

“Primary Exchange” means, with respect to each Index Constituent Security or each constituent underlying a Successor Index, the primary exchange or market of trading for such Index Constituent Security or such constituent underlying a Successor Index.

“Qualified Financial Institution” means, at any time, a financial institution organized under the laws of any jurisdiction in the United States of America, Europe or Japan, which at that time has outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated either: (i) A-1 or higher by Standard & Poor’s Financial Services LLC, a subsidiary of The McGraw-Hill Companies, Inc., or any successor, or any other comparable rating then used by that rating agency, or (ii) P-1 or higher by Moody’s Investors Service or any successor, or any other comparable rating then used by that rating agency.

“record date” means, with respect to a distribution on an Index Constituent Security, the date on which a holder of such Index Constituent Security must be registered as a unitholder of such Index Constituent Security in order to be entitled to receive such distribution.

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“Redemption Date” means the third Business Day following the corresponding Redemption Valuation Date. The first Redemption Date will be October 26, 2012. The final Redemption Date will be October 9, 2042; provided that, if a call notice has been issued or, if an Acceleration upon Minimum Indicative Value has been triggered, the last Redemption Valuation Date will be the fifth Trading Day prior to the Call Settlement Date or the Acceleration Settlement Date, as applicable.

“Redemption Fee” means, as of any date of determination, an amount per Security equal to the product of (i) 0.125%, (ii) the Current Principal Amount and (iii) the Index Factor as of the applicable Redemption Valuation Date.

“Redemption Valuation Date” means, for any applicable redemption request, the first Trading Day following the date that the applicable redemption notice and redemption confirmation are delivered in compliance with Section 5, subject to adjustment as provided in Section 3 hereof.

“Reference Distribution Amount” means, (i) as of the first Coupon Valuation Date, an amount equal to the Cash Distributions that a Reference Holder would have been entitled to receive in respect of the Index Constituent Securities held by such Reference Holder on the “record date” with respect to any such securities for those Cash Distributions whose “ex-dividend date” occurs during the period from and excluding the Initial Trade Date to and including the first Coupon Valuation Date; and (ii) as of any other Coupon Valuation Date, an amount equal to the Cash Distributions that a Reference Holder would have been entitled to receive in respect of such securities held by such Reference Holder on the “record date” with respect to any such securities for those Cash Distributions whose “ex-dividend date” occurs during the period from and excluding the immediately preceding Coupon Valuation Date to and including such Coupon Valuation Date. Notwithstanding the foregoing, with respect to the Cash Distributions for an Index Constituent Security that were scheduled to be paid prior to the applicable Coupon Ex-Date, if, and only if, the issuer of such security fails to pay the distribution to holders of such securities by the scheduled payment date for such distribution, such distribution will be assumed to be zero for the purposes of calculating the applicable Reference Distribution Amount. For purposes of calculating the Reference Distribution Amount, Cash Distributions will be adjusted to account for withholding taxes imposed by the taxing authority of the applicable Index Constituent. The “Additional Amounts” provisions of Section 1007 of the Indenture referred to on the reverse of this Security will not apply with respect to such Cash Distributions adjustments.

“Reference Holder” means, as of any date of determination, a hypothetical holder of a number of units of each Index Constituent Security equal to two times (i) the published unit weighting of that Index Constituent Security as of that date, divided by (ii) the product of (a) the Index divisor that takes account of corporate actions as of that date, and (b) the Monthly Initial Closing Level divided by the Current Principal Amount.

“Reuters” means Thomson Reuters (or any successor).

“Stub Reference Distribution Amount” means, as of the last Trading Day in the Final Measurement Period, the Call Measurement Period or the Acceleration

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Measurement Period, or as of any Redemption Valuation Date, as applicable, an amount equal to the Cash Distributions that a Reference Holder would have been entitled to receive in respect of the Index Constituent Securities held by such Reference Holder on the “record date” with respect to any such securities for those Cash Distributions whose “ex-dividend date” occurs during the period from, but excluding, the immediately preceding Coupon Valuation Date (or if the Redemption Valuation Date or the Acceleration Date occurs prior to the first Coupon Valuation Date, the period from, but excluding, the Initial Trade Date) to, and including, such last Trading Day of the Final Measurement Period, the Call Measurement Period or the Acceleration Measurement Period, or such Redemption Valuation Date, as applicable; provided that, for the purpose of calculating the Stub Reference Distribution Amount as of such last Trading Day of the Final Measurement Period, the Call Measurement Period or the Acceleration Measurement Period, as applicable, the Reference Holder will be deemed to hold on each Trading Day in the Final Measurement Period, the Call Measurement Period or the Acceleration Measurement Period, as applicable, ((5-d)/5) of the shares of such securities it would otherwise hold on each of the Trading Days in such Final Measurement Period, Call Measurement Period or Acceleration Measurement Period until and including the final Trading Day in the Final Measurement Period, the Call Measurement Period or the Acceleration Measurement Period, as applicable. For purposes of calculating the Stub Reference Distribution Amount, d = the number of Trading Days that have occurred in the Final Measurement Period, the Call Measurement Period or the Acceleration Measurement Period, as applicable, and Cash Distributions will be adjusted to account for withholding taxes imposed by the taxing authority of the applicable Index Constituent. The “Additional Amounts” provisions of Section 1007 of the Indenture referred to on the reverse of this Security will not apply with respect to such Cash Distributions adjustments. Notwithstanding the foregoing, with respect to Cash Distributions for any such securities that are scheduled to be paid prior to the applicable Coupon Ex-Date, if, and only if, the issuer of such security fails to pay the distribution to holders of such securities by the scheduled payment date for such distribution, such distribution will be assumed to be zero for the purposes of calculating the applicable Stub Reference Distribution Amount.

“Trading Day” means any day on which (i) the value of the Index is published by Bloomberg or Reuters, (ii) trading is generally conducted on NYSE Arca, Inc. and (iii) trading is generally conducted on the Primary Exchange on which the Index Constituent Securities are traded, in each case as determined by the Calculation Agent in its sole discretion.

1. Promise to Pay at Maturity or Call, or Upon Early Redemption or Acceleration

UBS AG, a corporation duly organized and existing under the laws of Switzerland (herein called the “Company,” which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay (or cause to be paid) to Cede & Co., as nominee for The Depository Trust Company, or registered assigns, the principal sum, calculated as provided under (i) “Early Redemption” and elsewhere on the face of this Security on the applicable Redemption Date, in the case of any Securities in respect of which a Holder exercises such Holder’s right to require the Company to redeem such Holder’s Securities prior to the Maturity Date, (ii) “Call Right” and elsewhere on the face of this Security on the Call Settlement Date, in the case of Securities subject to

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the Company’s exercise of its Call Right, (iii) “Acceleration upon Minimum Indicative Value” and elsewhere on the face of this Security on the Acceleration Settlement Date, in the case of Securities subject to acceleration, or (iv) “Payment at Maturity” and elsewhere on the face of this Security on the Maturity Date, in the case of all other Securities.

2. Payment of Interest

The principal of this Security shall not bear interest.

3. Discontinuance or Modification of the Index; Market Disruption Event

If the Index Calculation Agent discontinues publication of or otherwise fails to publish the Index, and the Index Sponsor, the Index Calculation Agent or another entity publishes a successor or substitute index that the Calculation Agent determines to be comparable to the discontinued Index (such index being referred to herein as a “Successor Index”), then the Index Closing Level for such Successor Index will be determined by the Calculation Agent by reference to the Successor Index on the dates and at the times as of which the Index Closing Levels for such Successor Index are to be determined.

Upon any selection by the Calculation Agent of a Successor Index, the Calculation Agent will cause written notice thereof to be furnished to the Trustee, to the Company and to the Holders of the Securities.

If the Index Calculation Agent discontinues publication of the Index prior to, and such discontinuation is continuing on any Monthly Valuation Date, the Calculation Date, any Averaging Date or on any Redemption Valuation Date, as applicable, or any other relevant date on which the Index Closing Level is to be determined and the Calculation Agent determines that no Successor Index is available at such time, or the Calculation Agent has previously selected a Successor Index and publication of such Successor Index is discontinued prior to, and such discontinuation is continuing on, any Monthly Valuation Date, the Calculation Date, any Averaging Date or on any Redemption Valuation Date, as applicable, or any other relevant date on which the Index Closing Level is to be determined, then the Calculation Agent will determine the Index Closing Level using the closing level and published share weighting of each Index Constituent Security included in the Index or Successor Index, as applicable, immediately prior to such discontinuation or unavailability, as adjusted for certain corporate actions. In such event, the Calculation Agent will cause notice thereof to be furnished to the Trustee, to the Company and to the Holders of the Securities.

If at any time the method of calculating the Index or a Successor Index, or the value thereof, is changed in a material respect, or if the Index or a Successor Index is in any other way modified so that the level of the Index or such Successor Index does not, in the opinion of the Calculation Agent, fairly represent the level of the Index or such Successor Index had such changes or modifications not been made, then the Calculation Agent will make such calculations and adjustments as, in the good faith judgment of the Calculation Agent, may be necessary in order to arrive at a level of an index comparable to the Index or such Successor Index, as the case may be, as if such changes or modifications had not been made, and the Calculation Agent will calculate the levels for the Index or such Successor Index with reference to the Index or such Successor Index, as adjusted. The Calculation

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Agent will accordingly calculate the Index Valuation Level, the Index Performance Ratio, the Index Factor, the Current Principal Amount, the Current Indicative Value, the Accrued Fees, the Accrued Financing Charge, the Financing Level, the Accrued Tracking Fee, the Annual Tracking Fee, the Redemption Fee, if any, the Cash Settlement Amount, if any, that the Company will pay the Holder at maturity, the Redemption Amount, if any, upon redemption, if applicable, the Call Settlement Amount, if any, that the Company will pay the Holder on the Call Settlement Date, if applicable, or the Acceleration Amount, if any, that the Company will pay the Holder on the Acceleration Settlement Date, if applicable, based on the relevant index levels calculated by the Calculation Agent, as adjusted. Accordingly, if the method of calculating the Index or a Successor Index is modified so that the level of the Index or such Successor Index is a fraction of what it would have been if there had been no such modification (e.g., due to a split in the Index), which, in turn, causes the level of the Index or such Successor Index to be a fraction of what it would have been if there had been no such modification, then the Calculation Agent will make such calculations and adjustments in order to arrive at a level for the Index or such Successor Index as if it had not been modified (e.g., as if such split had not occurred).

To the extent a Market Disruption Event with respect to the Index has occurred or is continuing on an Averaging Date, the Index Closing Level for such Averaging Date will be determined by the Calculation Agent or one of its affiliates on the first succeeding Trading Day on which a Market Disruption Event does not occur or is not continuing (the “Deferred Averaging Date”) with respect to the Index irrespective of whether, pursuant to such determination, the Deferred Averaging Date would fall on a date originally scheduled to be an Averaging Date. If the postponement described in the preceding sentence results in the Index Closing Level being calculated on a day originally scheduled to be an Averaging Date, for purposes of determining the Index Closing Level on any Averaging Date, the Calculation Agent or one of its affiliates, as the case may be, will apply the Index Closing Level for such Deferred Averaging Date (i) on the date(s) of the original Market Disruption Event and (ii) such Averaging Date.

If the Redemption Valuation Date, for purposes of calculating a Redemption Amount, is based on the Index Closing Level on any Trading Day and there is a Market Disruption Event with respect to the Index on that Trading Day, then the Index Closing Level on the first succeeding Trading Day will be used to calculate the Redemption Amount. If a Market Disruption Event occurs on any Monthly Valuation Date, the Index Closing Level for such Monthly Valuation Date will be determined by the Calculation Agent or one of its affiliates on the first succeeding Trading Day on which a Market Disruption Event does not occur or is not continuing.

In no event, however, will any postponement pursuant to the two immediately preceding paragraphs result in the final Averaging Date, any Monthly Valuation Date or the Redemption Valuation Date, as applicable, occurring more than three Trading Days following the day originally scheduled to be such final Averaging Date, Monthly Valuation Date or Redemption Valuation Date. If the third Trading Day following the date originally scheduled to be the final Averaging Date, Monthly Valuation Date or the Redemption Valuation Date, as applicable, is not a Trading Day or a Market Disruption Event has occurred or is continuing with respect to the Index on such third Trading Day, the Calculation Agent or one of its affiliates will determine the Index Closing Level based on its good faith

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estimate of the Index Closing Level that would have prevailed on such third Trading Day but for such Market Disruption Event. If any Monthly Valuation Date is postponed as described above, the succeeding Monthly Reset Date will occur on the next Trading Day following the postponed Monthly Valuation Date.

Notwithstanding the occurrence of one or more Market Disruption Events with respect to the Index, the Calculation Agent in its discretion may waive its right to postpone the Index Closing Level if it determines that one or more of the Market Disruption Events has not and is not likely to materially impair its ability to determine the Index Closing Level on such date.

4. Payment at Call or Maturity, or Upon Early Redemption or Acceleration

The payment of this Security that becomes due and payable on the Maturity Date, a Redemption Date, the Acceleration Settlement Date, or the Call Settlement Date, as the case may be, shall be the cash amount that must be paid to redeem this Security as provided herein under “Payment at Maturity,” “Early Redemption,” “Acceleration upon Minimum Indicative Value,” and “Call Right,” respectively. The payment of this Security that becomes due and payable upon acceleration of the Maturity Date hereof after an Event of Default has occurred pursuant to the Indenture shall be the Default Amount. When the principal referred to in either of the two preceding sentences has been paid as provided herein (or such payment has been made available), the principal of this Security shall be deemed to have been paid in full, whether or not this Security shall have been surrendered for payment or cancellation. References to the payment at maturity or call, or upon early redemption or acceleration of this Security on any day shall be deemed to mean the payment of cash that is payable on such day as provided in this Security. This Security shall cease to be Outstanding as provided in the definition of such term in the Indenture when the principal of this Security shall be deemed to have been paid in full as provided above.

5. Procedure for Early Redemption

(a) Subject to the minimum redemption amount of 50,000 Securities, the Holder may require the Company to redeem the Holder’s Securities during the term of the Securities on any Redemption Date on or after October 26, 2012 through October 9, 2042, provided that such Holder instructs its broker or other Person through whom the Securities are held to (i) deliver a redemption notice to the Company via email no later than 12:00 noon (New York City time) on the Trading Day immediately preceding the applicable Redemption Valuation Date; (ii) deliver the signed redemption confirmation to the Company via facsimile in the specified form by 5:00 p.m. (New York City time) on the same day; (iii) instruct the Holder’s DTC custodian to book a delivery versus payment trade with respect to the Holder’s Securities on the applicable Redemption Valuation Date at a price equal to the Redemption Amount; and (iv) cause the Holder’s DTC custodian to deliver the trade as booked for settlement via DTC prior to 10:00 a.m. (New York City time) on the applicable Redemption Date.

(b) Upon receipt of the notice of redemption described in Section 5(a)(i), the Company will send to such Holder a confirmation of redemption. The Company must acknowledge receipt of the signed confirmation of redemption described in this Section 5(b) in order for it to be effective.

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6. Call Right

The Securities are subject to redemption upon not less than eighteen (18) calendar days’ prior notice on any Trading Day or after October 21, 2013 through and including the Maturity Date, as a whole and not in part, at the election of the Company. If the Company elects to redeem the Securities, the Holder will receive a cash payment equal to the Call Settlement Amount on the Call Settlement Date.

7. Acceleration upon Minimum Indicative Value

If, at any time, the Indicative Value for the Securities on any Trading Day equals (1) $5.00 or less or (2) decreases 60% from the closing Indicative Value on the previous Monthly Valuation Date, all issued and outstanding Securities will be automatically accelerated and mandatorily redeemed by the Company (even if the indicative value would later exceed $5.00 or would increase from the -60% level on such Acceleration Date or any subsequent Trading Day during the Acceleration Measurement Period) for a cash payment equal to the Acceleration Amount.

8. Role of Calculation Agent

The Calculation Agent will be solely responsible for all determinations and calculations regarding the value of the Securities, including at maturity or call, or upon early redemption or acceleration, Market Disruption Events, the Index Valuation Level, the Index Performance Ratio, the Index Factor, the Current Principal Amount, the Current Indicative Value, the Accrued Fees, the Accrued Financing Charge, the Financing Level, the Financing Rate, the Coupon Amount, the Reference Distribution Amount, the Stub Reference Distribution Amount, if any, the Accrued Tracking Fee, the Annual Tracking Fee, the Redemption Fee, if any, the Cash Settlement Amount, if any, that the Company will pay the Holder at maturity, the Redemption Amount, if any, upon redemption, if applicable, the Call Settlement Amount, if any, that the Company will pay the Holder on the Call Settlement Date, if applicable, or the Acceleration Amount, if any, that the Company will pay the Holder on the Acceleration Settlement Date, if applicable, the Coupon Ex-Dates, the Coupon Record Dates, and whether any day is a Business Day or a Trading Day, and all such other matters as may be specified elsewhere herein as matters to be determined by the Calculation Agent. The Calculation Agent shall make all such determinations and calculations in its sole discretion, and absent manifest error, all determinations of the Calculation Agent shall be final and binding on the Company, the Holder and all other Persons having an interest in this Security, without liability on the part of the Calculation Agent. The Holder of this Security shall not be entitled to any compensation from the Company for any loss suffered as a result of any determinations or calculations made by the Calculation Agent.

The Company shall take such action as shall be necessary to ensure that there is, at all relevant times, a financial institution serving as the Calculation Agent hereunder.

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The Company may, in its sole discretion at any time and from time to time, upon written notice to the Trustee, but without notice to the Holder of this Security, terminate the appointment of any Person serving as the Calculation Agent and appoint another Person (including any Affiliate of the Company) to serve as the Calculation Agent. Insofar as this Security provides for the Calculation Agent to determine the matters specified in the second preceding paragraph and all such other matters as may be specified elsewhere herein as matters to be determined by the Calculation Agent, the Calculation Agent may do so from any source or sources of the kind contemplated or otherwise permitted hereby notwithstanding that any one or more of such sources are the Calculation Agent, affiliates of the Calculation Agent or affiliates of the Company.

9. Tax Characterization

By its purchase of this Security, the Holder, on behalf of itself and any other Person having a beneficial interest in this Security, hereby agrees with the Company (in the absence of a statutory, regulatory, administrative or judicial ruling to the contrary) to treat (i) this Security for all U.S. federal income tax purposes as a coupon-bearing pre-paid derivative contract with respect to the Index and (ii) the Coupon Amounts (including amounts received upon the sale or exchange of the Securities in respect of an accrued but unpaid Coupon Amount) and the Stub Reference Distribution Amount, if any, for all U.S. federal income tax purposes as amounts that are included in ordinary income for tax purposes at the time such amounts accrue or are received, in accordance with the Holder’s regular method of tax accounting.

10. Payment

Payment of any amount payable on this Security will be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Payment will be made to an account designated by the Holder (in writing to the Company and the Trustee on or before the Call Settlement Date, the Redemption Date, the Acceleration Settlement Date or the Calculation Date) and acceptable to the Company or, if no such account is designated and acceptable as aforesaid, at the office or agency of the Company maintained for that purpose in The City of New York; provided, however, that payment on the Maturity Date, Call Settlement Date, Acceleration Settlement Date or any Redemption Date shall be made only upon surrender of this Security at such office or agency (unless the Company waives surrender). Notwithstanding the foregoing, if this Security is a Global Security, any payment may be made pursuant to the Applicable Procedures of the Depositary as permitted in said Indenture.

All dollar amounts related to determination of the Coupon Amount, the Reference Distribution Amount, the Stub Reference Distribution Amount, the Accrued Tracking Fee, the Accrued Financing Charge, the Accrued Fees, the Redemption Amount and Redemption Fee, if any, per Security, the Call Settlement Amount, if any, per Security, the Acceleration Settlement Amount, if any, per Security, and the Cash Settlement Amount, if any, per Security, will be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (e.g., .76545 would be rounded up to .7655); and all dollar amounts paid on the aggregate principal amount of Securities per holder will be rounded to the nearest cent, with one-half cent rounded upward.

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11. Currency Conversion

When calculating the Coupon Amount, Reference Distribution Amount and Stub Reference Distribution Amount, the Calculation Agent will convert Cash Distributions of the Index Constituent Securities made in non-U.S. dollar currencies to U.S. dollars using the following rates: (1) where the exchange rate for the non-U.S. dollar currency is quoted as U.S. dollar currency per non-U.S. dollar currency, the official WM/Reuters closing currency bid rate calculated at or around 4:00 p.m. U.K. time on the day prior to the ex-date of Cash Distributions; and (2) where the exchange rate for the non-U.S. dollar currency is quoted as non-U.S. dollar currency per U.S. dollar currency, the official WM/Reuters closing currency ask rate calculated at or around 4:00 p.m. U.K. time on the day prior to the ex-date of such Cash Distributions.

12. Split or Reverse Split of the Securities

If the Current Principal Amount on any Trading Day is above $100.00, the Company may, but shall not be required to, initiate a 4-for-1 split of the Securities. If the Current Principal Amount on any Trading Day is below $10.00, the Company may, but shall not be required to, initiate a 1-for-4 reverse split of the Securities.

If the Securities are split, the terms of the Securities (including without limitation the Current Principal Amount) will be adjusted accordingly as described below. If the Securities undergo a 4-for-1 split, each Holder of a Security on the relevant record date will, after the split, hold four Securities. The record date for any split shall be the tenth Business Day after the day on which the Company announces, by means of a press release specifying the date of the split, that it is exercising its right to initiate a split triggered by the Current Principal Amount being above $100.00. The Current Principal Amount on such record date would be divided by four to reflect the 4-for-1 split of the Securities. Any adjustment of the Current Principal Amount will be rounded to eight decimal places. The split will become effective at the opening of trading on the Business Day immediately following the record date.

In the case of a reverse split, the Company may address odd numbers of Securities in a manner determined by it in its sole discretion. If the Securities undergo a 1-for-4 reverse split, each Holder who holds four Securities on the relevant record date will, after the reverse split, hold only one Security and adjustments will be made as described below. The record date for any reverse split shall be the tenth Business Day after the day on which the Company announces, by means of a press release specifying the date of the reverse split, that it is exercising its right to initiate a reverse split triggered by the Current Principal Amount being below $10.00. The Current Principal Amount on such record date would be multiplied by four to reflect the 1-for-4 reverse split of the Securities. Any adjustment of the Current Principal Amount will be rounded to eight decimal places. The reverse split will become effective at the opening of trading on the Business Day immediately following the record date.

In the case of a reverse split, Holders who own a number of Securities on the record date which is not evenly divisible by four will receive the same treatment as all other Holders for the maximum number of Securities they hold which is evenly divisible by four, and the Company will have the right to compensate Holders for their remaining or “partial” Securities in a manner determined by it in its sole discretion.

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13. Payment When Offices are Closed

Notwithstanding any provision of this Security or of the Indenture, if, after giving effect to any provision of this Security governing the timing of payment hereunder of the Cash Settlement Amount, Redemption Amount, if any, Call Settlement Amount, if any, Acceleration Amount, if any, or Coupon Amount, if any, payment of such amount would otherwise be due on this Security on a day (the “Specified Day”) that is not a business day, such amount may be paid (or made available for payment) on the next succeeding business day with the same force and effect as if such amount were paid on the Specified Day. The provisions of this Section shall apply to this Security in lieu of the provisions of Section 114 of the Indenture.

14. Reverse of this Security

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

15. Certificate of Authentication

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

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IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated: August 5, 2013

UBS AG

By:

By:

This is one of the Securities of the series designated herein and referred to in the Indenture.

Dated: August 5, 2013

U.S. BANK TRUST NATIONAL ASSOCIATION, AS TRUSTEE

By:
Authorized Signatory

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This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”) issued and to be issued in one or more series under the Indenture, dated as of November 21, 2000, as amended and supplemented by the First Supplemental Indenture, dated as of February 28, 2006, the Second Supplemental Indenture, dated as of December 13, 2010, the Third Supplemental Indenture, dated as of November 19, 2012 and the Fourth Supplemental Indenture, dated as of August 5, 2013 (herein called the “Indenture,” which term shall have the meaning assigned to it in such instrument), between the Company and U.S. Bank Trust National Association, as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee, the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. Insofar as the provisions of the Indenture may conflict with the provisions set forth on the face of this Security, the latter shall control for purposes of this Security.

This Security is one of the series designated on the face hereof, limited to an aggregate offering price not to exceed $200,000,000 (or the equivalent thereof in any other currency or currencies or currency units), which amount may be increased at the option of the Company if in the future it determines that it may wish to sell additional Securities of this series. References herein to “this series” mean the series designated on the face hereof.

Payments under the Securities will be made without withholding or deduction for or on account of any present or future tax, duty, assessment or governmental charge (“Taxes”) imposed upon or as a result of such payments by Switzerland or any jurisdiction in which a branch of the Company through which the Securities are issued is located (or any political subdivision or taxing authority thereof or therein) (a “Relevant Jurisdiction”), unless required by law. To the extent any such Taxes are so levied or imposed, the Company will, subject to the exceptions and limitations set forth in Section 1007 of the Indenture, pay such additional amounts (“Additional Amounts”) to the Holder of any Security who is not a resident of the Relevant Jurisdiction as may be necessary in order that every net payment of the principal of such Security and any other amounts payable on such Security, after withholding for or on account of such Taxes imposed upon or as a result of such payment, will not be less than the amount provided for in such Security to be then due and payable.

In addition to its ability to redeem this Security pursuant to the foregoing, if at any time as a result of any change in or amendment to the laws or regulations of a Relevant Jurisdiction affecting taxation, or a change in any application or interpretation of such laws or regulations (including the decision of any court or tribunal) either generally or in relation to any particular Securities, which change, amendment, application or interpretation becomes effective on or after the Initial Trade Date in making any payment of, or in respect of, the principal amount of the Securities, the Company would be required to pay any Additional Amounts with respect thereto, then the Securities will be redeemable upon not less than ten nor more

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than sixty days’ notice by mail, at any time thereafter, in whole but not in part, at the election of the Company as provided in the Indenture at a redemption price determined by the Calculation Agent in a manner reasonably calculated to preserve the relative economic position of the Company and the Holders of Outstanding Securities.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of all series to be affected (considered together as one class for this purpose). The Indenture also contains provisions (i) permitting the Holders of a majority in principal amount of the Securities at the time Outstanding of all series to be affected under the Indenture (considered together as one class for this purpose), on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and (ii) permitting the Holders of a majority in principal amount of the Securities at the time Outstanding of any series to be affected under the Indenture (with each such series considered separately for this purpose), on behalf of the Holders of all Securities of such series, to waive certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee indemnity reasonably satisfactory to it, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for sixty days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of this Security as herein provided.

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As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of this Security is payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing. Thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate Principal Amount, will be issued to the designated transferee or transferees.

This Security, and any other Securities of this series and of like tenor, are issuable only in registered form without coupons in denominations of any multiple of $25.00. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

This Security is a Global Security and is subject to the provisions of the Indenture relating to Global Securities, including the limitations in Section 305 thereof on transfers and exchanges of Global Securities.

This Security and the Indenture shall be governed by and construed in accordance with the laws of the State of New York.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

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